Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Eros STX Global Corporation:

(1) Registration Statement (Form F-3 No. 333-227380), and

(2) Registration Statement (Form S-8 No. 333-223643);

of our report dated October 30, 2020, with respect to the consolidated financial statements of STX Filmworks, Inc. included in this Transition Report on Form 20-F of Eros STX Global Corporation for period from September 30, 2019 to March 31, 2020.

/s/ Ernst & Young LLP

Los Angeles, California

October 30, 2020